EXHIBIT 32.1

CERTIFICATE OF CHIEF EXECUTIVE OFFICER (PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER)
PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Higher One Holdings, Inc. (the "Company") on Form 10-K for the period ending December 31, 201 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Mark Volchek, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 4, 2013	By:	/s/ Mark Volchek
Mark Volchek Chief Executive Officer (principal executive officer and principal financial officer)